Exhibit 32.1
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                                WRITTEN STATEMENT
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      In  connection  with the  Quarterly  Report of  Arotech  Corporation  (the
"Company") on Form 10-Q for the quarterly period ended September 30, 2004 filed with the Securities and Exchange Commission (the "Report"), I, Robert S.
Ehrlich, Chairman, President and Chief Executive Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company and its subsidiaries as of the dates presented and the consolidated results of operations of the Company and its subsidiaries for the periods presented.

Dated:   November 22, 2004

                              By:   /s/ Robert S. Ehrlich
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                                  Robert S. Ehrlich, Chairman, President and CEO
                                  (Chief Executive Officer)

      A signed original of this written statement required by Section 906 has been provided to Arotech Corporation and will be retained by Arotech Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

      The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.